                                                                    Exhibit 10.1

                  HOME FEDERAL BANCORP LONG-TERM INCENTIVE PLAN

                            Effective January 1, 2005

1. PLAN PURPOSE.

         The Home Federal Bancorp Long-Term Incentive Plan (the "Plan") is
intended to benefit Home Federal Bancorp (the "Company") by rewarding executives who, as determined by the Company, materially contribute to the achievement of the strategic objectives of the Company and its Subsidiaries (as defined below).
This Plan, by providing executives an opportunity to earn long-term incentive compensation based upon the achievement of long-term strategic goals, is designed to align executive interests with owners' interests, recognize team achievement and facilitate attracting, motivating and retaining key executives of the highest caliber.

2. DEFINITIONS.

   Except as otherwise specified, the following terms have the meanings indicated below for the purposes of this Plan:

   (a) "Award" means the long term incentive award granted to a Participant under this Plan.

   (b) "Award Levels" means and includes, for each Award, a minimum, target and/
or maximum level based on a percentage of the Participant's Base Salary at which the Participant may earn an incentive payment under this Plan.

   (c) "Base Salary" means the annual weighted average base cash salary paid by the Company and its Subsidiaries to a Participant during that portion of a
Performance Period when the Participant is participating in the Plan; provided, however, that for purposes of this Plan, a Participant's Base Salary shall include base salary deferred by the Participant under any tax qualified or non-tax qualified deferred compensation plan maintained by the Company and salary reductions under a Company plan maintained under Code Section 125 and shall not include short term disability pay or worker's compensation pay.

   (d) "Beneficiary" means the person or persons designated by the Participant to receive amounts under this Plan in the event of a Participant's death. To be effective, a Beneficiary designation must be filed with the Company during the
Participant's life on a form prescribed by the Company. If no person has been designated as the Participant's Beneficiary, or if no person designated as
Beneficiary survives the Participant, the Participant's estate shall be the
Participant's "Beneficiary."

   (e) "Board" means the Board of Directors of the Company.

   (f) "Change in Control" shall mean a change in control of the Company or
HomeFederal Bank within the meaning of 12 C.F.R. ss. 574.4(a) (other than a change of control resulting from a trustee or other fiduciary holding shares of common stock under an employee benefit plan of the Company or any Subsidiary).

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   (g) "Code" means the Internal Revenue Code of 1986, as amended or any subsequently enacted federal revenue law.

   (h) "Committee" means the Compensation Committee of the Board, provided that, if any member of the Committee does not qualify as both an outside director for purposes of Code Section 162(m) and a non-employee director for purposes of Rule
16b-3, the remaining members of the Committee (but not less than two members)
shall be constituted as a subcommittee of the Committee to act as the Committee for purposes of this Plan.

   (i) "Company" means Home Federal Bancorp, and any successor by merger, consolidation or otherwise.

   (j) "Covered Employee" means a Participant who is a "covered employee" as defined in Code Section 162(m)(3) and the regulations promulgated thereunder.

   (k) "Disability" has the meaning contained in the HomeFederal Bank's Group
Long Term Disability Insurance program as may be applicable from time to time to the particular Participant.

   (l) "ERISA" means the Employee Retirement Income Security Act of 1974, as now
in effect or as amended from time to time.

   (m) "Final Award" means any Award determined and adjusted pursuant to
Section 5.

   (n) "Participant" means an eligible Company or Subsidiary executive selected for participation in the Plan in accordance with the procedures set forth in
Section 3.

   (o) "Performance Criteria" means any of the following areas of performance of the Company, and/or any Subsidiary, as determined under U.S. generally accepted accounting principles or as publicly reported by the Company (determined in either absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies): asset growth; combined net worth; debt to equity ratio; earnings per share; total shareholder return; efficiency ratio; revenues; investment performance; operating income (with or without investment income or income taxes); cash flow; margin; net income, before or after taxes; earnings before interest, taxes, depreciation and/or amortization; return on capital, equity, revenue or assets; or stock price appreciation. Any Performance Criteria may be used with or without adjustment for extraordinary items or nonrecurring items.

   (p) "Performance Goal" means a performance goal established by the Committee with respect to a given Award that, if the Award is intended to comply with the requirements of Code Section 162(m), meets the "objectivity" standard of Code
Section 162(m) and relates to one or more Performance Criteria.

   (q) "Performance Period" means a period of years, not in excess of 5 years, established by the Committee, for which the achievement of the Performance
Goal(s) shall be determined for purposes of determining the amount of an Award.
Performance Periods may, but are not required to, have overlapping years.

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   (r) "Plan" means this Home Federal Bancorp Long-Term Incentive Plan as set forth herein.

   (s) "Retirement" means a retirement which would entitle the Participant to early or normal retirement benefits under any then existing pension plan of the
Company or any Subsidiary, as determined by the Committee in its sole discretion.

   (t) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, as of the date of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. ELIGIBILITY.

   (a) Eligibility and Participation.

   Plan eligibility is limited to key executives of the Company or a Subsidiary having the opportunity to significantly affect the Company's achievement of its strategic objectives. Participants in this Plan who are granted Awards under this Plan shall be selected by the Committee in its complete and sole discretion.

   (b) Termination of Participation.

   Subject to the terms of any employment agreement with a Participant, at any time during a Performance Period and prior to the date on which an Award becomes a Final Award, the Committee in its complete and sole discretion may discontinue the participation in the Plan of any Participant, in which case the Award shall be forfeited in its entirety.

4. GRANTING OF AWARD.

   (a) Granting of Awards.

   The Committee may grant Awards in accordance with this Plan.

   (b) Establishment of Performance Goal(s).

At the time of grant of each Award, the Committee shall establish for each Award
Level, Performance Goal(s) related to the Performance Criteria at which the incentive payment for each Award Level shall be earned for a Performance Period.
If the Committee intends for an Award to comply with the requirements of Code
Section 162(m) then the Performance Goal(s) shall be established by the
Committee in writing prior to the beginning of the Performance Period or such later date as permitted by Code Section 162(m).

   (c) Modifications of Performance Goals.
If any event occurs during a Performance Period that requires changes to preserve the incentive features of this Plan, the Committee may make adjustments in the Performance Goal(s) to the extent the changes are consistent with changes resulting from the event; provided, however, if the Committee intends for the
Award to comply with the requirements of Code Section 162(m), then the modification may not be made on a date later than permitted by Code Section
162(m) unless the modification involves only negative discretion to lower an
Award. Notwithstanding the foregoing, if during the Performance Period the total assets of the Company cumulatively increase or decrease by at least 5% as a result of acquisitions or dispositions, the Committee may effect changes in the applicable Performance Goal(s) consistent with the change in Company assets.

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5. FINAL AWARDS.

   (a) Calculation of Final Award.

A Participant shall not earn a Final Award and no payment   shall be made until
the Committee  certifies that the Performance Goal(s) have been obtained for the relevant Award Level for the Performance Period and that the other material terms have been satisfied for the Performance Period. Except as  otherwise provided in this Section, whether a Participant has earned a Final Award shall be determined by the Committee  in its sole  discretion  on the  basis of the
Performance Goal(s) established  for the Award  Level(s), whether  or not the
Performance Goal(s) have been met during the Performance Period and the payment schedules or formulas tied to such Performance Goal(s) for such  Participant.
Following  determination  of the  Final  Award, the Committee may,  upon  the recommendation  of the Company's Chief Executive Officer, make  adjustments to
Final Awards for  employees of the Company to reflect  performance  during such
Performance Period.  If the Committee  intends for the Award to comply with the requirements  of Code  Section  162(m),  then prior to payment  to a  Covered
Employee, the Committee shall certify in writing that the  Performance  Goal(s)
have been obtained for the relevant Award Level for the  Performance  Period and that the other material terms have been satisfied for the Performance Period and only negative adjustments may be made to Final Awards for Covered Employees.

   (b) Payment.

Participants  who are active employees of the Company at all times during and as of the last day of a Performance  Period shall be entitled to receive payment of their Final Award (if any) relating to that Performance  Period in a lump sum in cash,  which shall be paid as soon as  practicable  after the  completion of the applicable  Performance  Period;  provided,  however,  if the Participant is not employed on the last day of a Performance  Period by reason of the Participant's
Retirement,   death  or  Disability,   the  Participant  or,  if  deceased,  the
Participant's  Beneficiary  shall be entitled to a pro rata amount (based on the number of full months in which employed  during the  Performance  Period) of the
Participant's Final Award.

   (c) Change in Control.

In the event a Change in Control occurs prior to the end of a Performance Period and/or the payment of a Final Award,  the Committee  may in its sole  discretion accelerate  the  calculation  and payment of any Final Award  (which may include payment of the maximum Final Award).

   (d) Maximum Payment.

If the Committee  intends for the Award to comply with the  requirements of Code
Section  162(m),  the maximum  aggregate  amount  payable in respect of an Award granted to a Covered Employee for a Performance Period cannot exceed $750,000.

   (e) Taxes.

The  Company  will deduct  from all  payments  under this Plan any and all taxes determined by the Company as required by law to be withheld from such payments.

6. ADMINISTRATION.

   (a) The Committee is authorized and empowered to administer this Plan;
interpret, and make binding determinations under, this Plan; prescribe, amend and rescind the rules relating to this Plan; and determine rights and obligations of the Participants under this Plan and the payment obligations of the Company and its Subsidiaries. The Committee may delegate some or all of these responsibilities, and all other matters as it solely determines. All

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decisions of the Committee shall be final and binding upon the Company and the
Participants and any other person with an interest in this Plan or any Award or
Final Award.

   (b) All Awards under this Plan to Covered Employees or to other Participants who may become Covered Employees at a relevant future date shall, if the
Committee intends for the Award to comply with the requirements of Code Section
162(m), be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to avoid the loss of deduction by the Company under Code Section 162(m).

7. ADDITIONAL PROVISIONS.

   (a) No Contract or Guarantee of Continued Employment.

Nothing  contained  in this Plan nor any action  taken  under this Plan shall be construed as a contract of employment or as giving any  Participant any right to be retained in employment with the Company or any Subsidiary.

   (b) No Guarantee of Plan Payments.

Eligibility  to  participate  in this Plan does not guarantee the payment of any
Final Award.  Participants  who have accrued  rights to payment of a Final Award shall be unsecured  and general  creditors of the Company and shall not have any superseding  interest in the income or assets of the  Company or any  Subsidiary except as provided by law.  The Company has no  obligation  to fund this Plan or any Award or Final Awards.

   (c) Assignment and Transfers.

With  the  exception  of  transfer  by  will  or by  the  laws  of  descent  and distribution,  rights  under the Plan and  Awards  and Final  Awards  may not be transferred  or  assigned.  No such  rights may be  subject to any  encumbrance, pledge, or charge of any kind.

   (d) Waiver of Breach.

The Company's  waiver of any Plan provision shall not operate or be construed as a waiver of any subsequent  breach by the Participant or an agreement to grant a waiver with respect to a subsequent breach.

   (e) Indemnification.

No member of the Committee shall be personally  liable by reason of any contract or other instrument executed by such member or on such member's behalf in his or her capacity as a member of the  Committee  for any mistake of judgment  made in good faith,  and the Company shall  indemnify  and hold harmless each  employee, officer or director of the Company or any  Subsidiary  to whom any duty or power relating to the  administration  or interpretation of this Plan may be allocated or delegated,  against any cost or expense (including counsel fees) or liability
(including  any sum paid in  settlement  of a claim)  arising  out of any act or omission to act in connection with this Plan unless arising out of such person's own fraud or bad faith.

   (f) Notices.

Any  notice or filing  required  or  permitted  to be given  hereunder  shall be sufficient  if it is in writing and hand  delivered,  or sent by  registered  or certified  mail,  to the Company at the  principal  office of the Company to the attention of the Chairman of the Board of Directors or to the Participant at his
or her most recent address appearing in the records of the Company.  Such notice shall be deemed  given as of the date of  delivery  or, if  delivery  is made by mail,  as of the date shown on the postmark on the receipt for  registration  or

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certification.  The  address  of any party may be changed at any time by written notice to the other party given in accordance with this provision.

   (g) Disclaimer.

The Company makes no  representation or warranty as to the value or future value of any Awards granted pursuant to this Plan, or as to any intention or design of this Plan.

8. GOVERNING LAW.

   This Plan shall be construed, administered and governed in all respects under and by the applicable internal laws of the State of Indiana, without giving effect to the principles of conflict of law thereof.

9. RELATIONSHIP.

   Notwithstanding any other provision of this Plan, this Plan and action taken pursuant to it shall not be deemed or construed to establish a trust or fiduciary relationship of any kind between or among the Company, any Subsidiary,
Participants, or any other persons. This Plan is intended to be unfunded for purposes of the Code and ERISA. The right of Participants to Final Awards is strictly a right of payment, and this Plan does not grant nor shall it be deemed to grant Participants or any other person any interest in or right to any of the funds, property, or assets of the Company or any Subsidiary, other than as an unsecured general creditor of the Company or any Subsidiary.

10. PLAN AMENDMENT AND TERMINATION.

   Except as otherwise provided in this Section, the Committee may, in its sole discretion, amend, suspend or terminate this Plan at any time; provided, however, that no change to this Plan be made after completion of the Performance
Period that would adversely affect the Final Award.

11. EFFECTIVE DATE AND SHAREHOLDER APPROVAL.

   This Plan shall be effective on January 1, 2005. This Plan shall not be in compliance with Code Section 162(m) unless it is approved by shareholders in accordance with Code Section 162(m).

12. SUCCESSORS

   This Plan shall be binding upon the successors and assigns of the Company.

13. REGULATIONS

   The obligations of the Company to pay Final Awards shall be subject to compliance with all applicable laws, governmental rules and regulations, and administrative action.

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